                                                                     EXHIBIT 2.2







                                MERGER AGREEMENT

                                      AMONG

                                STATESRAIL, INC.,

                               RAILAMERICA, INC.,

                          STATESRAIL ACQUISITION CORP.

                                       AND

                      THE STOCKHOLDERS OF STATESRAIL, INC.

                              ---------------------



                          DATED AS OF OCTOBER 12, 2001

                              ---------------------




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                                TABLE OF CONTENTS

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                                                      ARTICLE I
                                                 AGREEMENT OF MERGER

1.01.    The Merger...............................................................................................1
1.02.    Closing..................................................................................................2
1.03.    Effective Time and Effect of the Merger..................................................................2
1.04.    Certificate of Incorporation and Bylaws..................................................................2
1.05.    Directors................................................................................................2
1.06.    Officers.................................................................................................2
1.07.    Supplementary Action.....................................................................................2

                                                     ARTICLE II
                     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                                              EXCHANGE OF CERTIFICATES

2.01.    Effect on Capital Stock..................................................................................3
2.02.    Closing Procedures.......................................................................................4

                                                     ARTICLE III
                                       REPRESENTATIONS AND WARRANTIES OF BUYER

3.01.    Due Organization.........................................................................................5
3.02.    Due Authorization........................................................................................5
3.03.    Brokers, Finders and Financial Advisors..................................................................6
3.04.    Investment Intent........................................................................................6
3.05.    Buyer Shares.............................................................................................6
3.06.    Buyer Information........................................................................................6

                                                     ARTICLE IV
                               REPRESENTATIONS AND WARRANTIES OF KAURI AND THE COMPANY

4.01.    Capitalization...........................................................................................7
4.02.    Other Rights to Acquire Capital Stock....................................................................7
4.03.    Due Organization.........................................................................................7
4.04.    Subsidiaries.............................................................................................7
4.05.    Due Authorization........................................................................................8
4.06.    Financial Statements.....................................................................................9
4.07.    Conduct of Business; Certain Actions.....................................................................9
4.08.    Ownership of Properties.................................................................................10
4.09.    Environmental Matters...................................................................................11
4.10.    Licenses and Permits....................................................................................11
4.11.    Intellectual Rights.....................................................................................12
4.12.    Compliance with Laws....................................................................................13

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4.13.    Insurance...............................................................................................13
4.14.    ERISA Compliance........................................................................................13
4.15.    Contracts and Agreements................................................................................14
4.16.    Claims and Proceedings..................................................................................14
4.17.    Taxes...................................................................................................15
4.18.    Personnel...............................................................................................18
4.19.    Business Relations......................................................................................18
4.20.    Accounts Receivable.....................................................................................18
4.21.    Bank Accounts...........................................................................................18
4.22.    Agents..................................................................................................19
4.23.    Indebtedness To and From Officers, Directors, Shareholders and Employees................................19
4.24.    Certain Consents........................................................................................19
4.25.    Brokers.................................................................................................19
4.26.    Interest in Competitors, Suppliers and Customers........................................................19
4.27.    Inventory...............................................................................................20
4.28.    Transactions With Affiliates............................................................................20
4.29.    Absence of Certain Payments.............................................................................20
4.30.    Equipment...............................................................................................20
4.31.    Current Assets..........................................................................................21

                                                      ARTICLE V
                              ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.01.    Ownership of Shares/No Liens............................................................................21
5.02.    Other Rights to Acquire Capital Stock...................................................................21
5.03.    Due Authorization.......................................................................................21
5.04.    Brokers.................................................................................................22
5.05.    Purchase of Buyer Shares for Investment.................................................................22
5.06.    Tax Status of Such Seller...............................................................................22

                                                     ARTICLE VI
                                                      COVENANTS

6.01.    Inspection..............................................................................................22
6.02.    Compliance by the Company and Sellers...................................................................23
6.03.    Satisfaction of All Conditions Precedent to the Obligations of Buyer....................................23
6.04.    No Solicitation.........................................................................................23
6.05.    Notice of Developments..................................................................................23
6.06.    Notice of Breach........................................................................................24
6.07.    Notice of Litigation....................................................................................24
6.08.    Continuation of Insurance Coverage......................................................................24
6.09.    Maintenance of Credit Terms.............................................................................24
6.10.    Updating Information....................................................................................24
6.11.    Financial Statements....................................................................................24
6.12.    Interim Operations of the Company.......................................................................25
6.13.    Surface Transportation Board............................................................................26

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6.14.    Resignations of Directors and Officers..................................................................26
6.15.    Compliance by Buyer and Sub.............................................................................26
6.16.    Satisfaction of All Conditions Precedent to the Obligations of Sellers and the Company..................26
6.17.    Notice by Buyer and Sub of Breach.......................................................................26
6.18.    Notice by Buyer and Sub of Litigation...................................................................27
6.19.    Termination of Employees................................................................................27
6.20.    Filing of Tax Returns...................................................................................27
6.21.    Delivery of Schedules...................................................................................28

                                                     ARTICLE VII
                                                CONDITIONS TO CLOSING

7.01.    Conditions to Obligations of Buyer and Sub..............................................................28
7.02.    Conditions to Obligations of Sellers and the Company....................................................30

                                                    ARTICLE VIII
                                                     TERMINATION

8.01.    Termination.............................................................................................31
8.02.    Effect of Termination...................................................................................32
8.03.    Waiver..................................................................................................32

                                                     ARTICLE IX
                                                    MISCELLANEOUS

9.01.    Collateral Agreements, Amendments and Waivers...........................................................32
9.02.    Interpretation and Certain Definitions..................................................................33
9.03.    Successors and Assigns..................................................................................33
9.04.    Expenses................................................................................................33
9.05.    Invalid Provisions......................................................................................34
9.06.    Information and Confidentiality.........................................................................34
9.07.    Waiver..................................................................................................34
9.08.    Notices.................................................................................................34
9.09.    Public Announcement.....................................................................................35
9.10.    Waiver of Certain Rights................................................................................35
9.11.    Further Assurances......................................................................................36
9.12.    No Third-Party Beneficiaries............................................................................36
9.13.    Governing Law...........................................................................................36
9.14.    Prevailing Party........................................................................................36
9.15.    Counterparts............................................................................................36
9.16.    Dispute Resolution......................................................................................36
9.17.    Remedies in Indemnification Agreement Control...........................................................37


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                                     (iii)


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                                    SCHEDULES

3.02     No Conflicts
4.03     Foreign Qualification of the Company
4.04     Subsidiaries and Foreign Qualification Thereof
4.06(b)  Undisclosed Liabilities
4.07     Conduct of Business
4.07(c)  Capital Expenditures
4.08     Real and Personal Properties
4.09     Environmental Matters
4.10     Licenses and Permits
4.11     Intellectual Rights
4.12     Compliance With Laws
4.13     Insurance
4.14     ERISA
4.15     Contracts and Agreements
4.16     Claims and Proceedings
4.17     Taxes
4.18     Personnel
4.19     Business Relations
4.20     Accounts Receivable
4.21     Bank Accounts
4.22     Agents
4.23     Indebtedness to and from Officers, Directors, Shareholders and
         Employees
4.24     Required Consents
4.25     Brokers
4.26     Interest in Competitors, Suppliers and Customers
4.27     Inventory
4.28     Transactions with Affiliates
4.30     Equipment
5.01     List of Sellers
6.19     Corporate Employees
9.02     Directors, officers and General Managers

                                    EXHIBITS

A - Form of Escrow Agreement
B - Legal Opinion Matters of Fish & Richardson P.C., counsel for the Company and the Sellers
C - Legal Opinion Matters of Greenberg Traurig, P.A., counsel for Buyer
D - Form of Registration Rights Agreement
E - Form of Indemnification Agreement


                                      (iv)


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                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (this "AGREEMENT") is entered into as of October 12, 2001, among RailAmerica, Inc., a Delaware corporation ("BUYER"), StatesRail Acquisition Corp., a Delaware corporation ("SUB"), StatesRail, Inc., a Delaware corporation (the "COMPANY"), and all of the stockholders of the Company (the "SELLERS"), all of whom are identified on SCHEDULE 5.01 attached hereto.

         WHEREAS, the Sellers are all of the stockholders of the Company as of the date hereof;

         WHEREAS, the Sellers and the respective Boards of Directors of Buyer and the Company have each determined that it is in the best interests of their respective companies and stockholders that Buyer acquire the business of the Company pursuant to the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Sellers and the respective Boards of Directors of Buyer, Sub and the Company have each approved the merger of the Company into Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement whereby each outstanding share of the Company (including the Class A Shares, Class B Shares and the Preferred Shares, all as defined herein) (each a "COMPANY SHARE") of capital stock of the Company ("COMPANY CAPITAL STOCK"), other than those shares of Company Capital Stock held as treasury stock by the Company, will be converted into the right to receive cash and shares of common stock, par value $.001, of Buyer (each whole share a "BUYER SHARE"), as set forth in this Agreement;

         WHEREAS, the Sellers and the respective Boards of Directors of the Company and Buyer have each determined that the Merger is fair to, and in the best interests of, their respective companies and stockholders, and have approved the Merger; and

         WHEREAS, the Sellers, the Buyer, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Sellers, Buyer, Sub and the Company hereby agree as follows:

                                    ARTICLE I
                               AGREEMENT OF MERGER

         1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DELAWARE CORPORATION LAW"), the Company shall be merged with and into the Sub at the Effective Time (as defined in Section 1.03). Following the

Effective Time, the separate corporate existence of the Company shall cease and the Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Delaware Corporation Law.

         1.02. CLOSING. The closing (the "CLOSING") of the Merger will take place at 1:00 p.m. (E.S.T.) on a date to be specified by Buyer and Kauri (as defined in Section 2.02(b)), which shall be no later than the last day of the month in which satisfaction or waiver of the conditions set forth in Article VII shall have occurred, but in any event not later than the Termination Date (as defined in Section 8.01) (the "CLOSING DATE"), at the offices of Greenberg Traurig, P.A., counsel to Buyer, unless another date, time or place is agreed to in writing by the parties hereto.

         1.03. EFFECTIVE TIME AND EFFECT OF THE MERGER. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the Delaware Corporation Law and shall make all other filings or recordings required under the Delaware Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such later time as Sub and the Company shall agree and as is specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME"). The Merger shall have the effects set forth in the applicable provisions of the Delaware Corporation Law.

         1.04. CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall be amended to provide that the corporate name of the Surviving Corporation is "StatesRail, Inc."

                  (b) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.05. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.06. OFFICERS. The officers of Sub immediately prior to the Effective Time or such other persons as Buyer shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.07. SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company or Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving

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Corporation are hereby authorized and empowered in the name of and on behalf of the Company and the Sub to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Shares or any shares of capital stock of Sub:

                  (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF COMPANY OWNED STOCK. All Company Shares (if any) that are held in the treasury of the Company shall be canceled and no consideration shall be delivered in exchange therefor.

                  (c) AGGREGATE CONSIDERATION. The Sellers shall receive, in consideration of the Company Shares, according to the terms and conditions set forth in this Agreement and the Letter Agreement, dated as of the date hereof (the "LETTER AGREEMENT"), by and among Buyer, Sub, the Sellers, West Texas and Lubbock Railroad Company, Inc., a Texas corporation ("WEST TEXAS"), New StatesRail Holdings, Inc., a Delaware corporation ("NEW STATESRAIL"), StatesRail L.L.C., a Delaware limited liability company ("STATESRAIL LLC") and the members of StatesRail LLC (the "MEMBERS"), total consideration of $51,186,000, subject to the adjustments set forth in the Letter Agreement (the "MERGER CONSIDERATION"). The Merger Consideration shall be paid in a combination of cash (the "CASH CONSIDERATION") and Buyer Shares (the "STOCK CONSIDERATION") valued as provided in the Letter Agreement.

                  (d) CONVERSION OF COMPANY CAPITAL STOCK. At the Effective Time, each Company Share shall be converted into the right to receive that portion of the Merger Consideration determined in accordance with the Allocation Schedule (as defined in Section 2.02(b)). As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Section. If subsequent to the date of this Agreement but prior to the Effective Time, Buyer should split or combine the Buyer Shares or pay a stock dividend or other stock distribution in Buyer Shares, then the number of Buyer Shares issuable as Stock Consideration shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                  (e) STOCK OPTIONS. The Company shall take all actions necessary to cause or to provide that all outstanding options to acquire shares

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of Company Capital Stock granted under any stock option plan, program or similar arrangement of the Company to be exercised no later than five days prior to the Closing Date and, to the extent not so exercised, canceled as of the Closing Date.

         2.02. CLOSING PROCEDURES.

                  (a) ESCROW. On the Closing Date, the Buyer shall deposit with Greenberg Traurig, P.A., as escrow agent (the "ESCROW AGENT"), a portion of the Cash Consideration, as set forth in the Letter Agreement (the "ESCROW AMOUNT"), for the purpose of securing (but not limiting) the obligations of the Sellers hereunder (the "ESCROW").

The Escrow shall be subject to the terms and conditions of the Escrow Agreement in the form attached hereto as EXHIBIT A (the "ESCROW AGREEMENT").

                  (b) ALLOCATION AMONG SELLERS/CERTIFICATE DELIVERY. No later than three (3) business days prior to the Closing Date, Kauri Inc., a Delaware corporation ("KAURI"), shall deliver to Buyer a schedule which shall indicate the amount of the Cash Consideration, if any, and the amount of the Stock Consideration, if any, to be received by each of the Sellers (the "ALLOCATION SCHEDULE"). At the Closing, each Seller shall deliver to Buyer a certificate or certificates which prior to the Effective Time represented Company Shares (other than Company Shares to be cancelled in accordance with Section 2.01(b)) (the "CERTIFICATES"), endorsed in blank together with duly executed stock powers transferring the Company Shares represented by such Certificates to Buyer. Upon surrender of such Certificates to Buyer, the holder of such Certificates shall be entitled to receive in exchange therefor the Cash Consideration and Stock Consideration into which the Company Shares theretofore represented by such Certificates shall have been converted pursuant to Section 2.01 in accordance with this Section 2.02(b), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificates so surrendered is registered, if such Certificates shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificates or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificates, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer or the Surviving Corporation.

                  (c) DIVIDENDS. No dividends that are declared on Buyer Shares will be paid to persons entitled to receive certificates representing Buyer Shares until such persons surrender their Certificates representing Company Shares. Upon such surrender, there shall be paid to the person in whose name the

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certificates representing such Buyer Shares shall be issued any dividends which shall have become payable with respect to such Buyer Shares between the Effective Time and the time of such surrender.

                  (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. The Cash Consideration paid and Stock Consideration issuable upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Buyer Shares shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a stockholder. In lieu of any such fractional shares, each holder of Company Shares who would otherwise have been entitled to a fraction of a Buyer Share upon surrender of Certificates for exchange pursuant to this
Article II shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by Buyer Stock Value (as defined in the Letter Agreement).

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Sub jointly and severally represent and warrant to Sellers and the Company as follows (with the understanding that Sellers and the Company are relying materially on such representations and warranties in entering into and performing this Agreement):

         3.01. DUE ORGANIZATION. Each of Buyer and Sub is a corporation, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform this Agreement and each other instrument, agreement and document to be executed by it in connection herewith.

         3.02. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, the Registration Rights Agreement (as defined below), and such other agreements, instruments and documents to be executed in connection herewith by Buyer and Sub have been duly authorized by the Board of Directors of Buyer and Sub. This Agreement has been duly and validly authorized, executed and delivered by each of Buyer and Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company and Sellers, constitutes a valid and binding obligation of Buyer and Sub enforceable against Buyer and Sub in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. Upon its execution in accordance with this Agreement, the Registration Rights Agreement will have been duly and validly executed and delivered by Buyer and, assuming the Registration Rights Agreement constitutes a valid and binding obligation of the Sellers who are parties thereto, will constitute a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. Assuming the accuracy of the representations and warranties made by the Sellers in this Agreement, the execution, delivery and performance of this Agreement by Buyer and Sub and of the Registration Rights Agreement by Buyer will not, except as set forth on SCHEDULE 3.02, (a) violate any federal, state, county or local law, rule or regulation applicable to Buyer, Sub or their respective property, (b) violate or conflict with, or permit the cancellation of, any agreement to which Buyer or Sub is a party or by which either of them or any of its property is bound (other than such violations or conflicts as shall have been waived in writing by the Company and Sellers at or prior to Closing), (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer or Sub (except as shall have been waived in writing by the Company and Sellers at or prior to Closing), or (d) violate or conflict with any provision of Buyer's or Sub's certificate of incorporation or by-laws. Assuming the accuracy of the representations and warranties made by the Sellers in this Agreement, no action, consent or approval of or filing with any federal, state, county or local governmental authority is required in connection with the execution, delivery or performance of this Agreement (or any agreement or other document executed in connection herewith by Buyer or Sub, including the Registration Rights Agreement to be executed by Buyer and certain of the Sellers in connection with the Closing (the "REGISTRATION RIGHTS AGREEMENT")) by Buyer or Sub, except for (i) the filings described in Section 6.13 hereof, and (ii) the filings and approvals contemplated by the Registration Rights Agreement.

         3.03. BROKERS, FINDERS AND FINANCIAL ADVISORS. Neither Buyer nor Sub has engaged, or caused to be incurred any liability to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         3.04. INVESTMENT INTENT. Buyer is acquiring the Company Shares for its own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Buyer has not offered or sold the Company Shares or any part thereof or interest therein, and has no present intention of dividing the Company Shares with others or of reselling or otherwise disposing of the Company Shares or any part thereof or interest therein either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         3.05. BUYER SHARES. The Buyer Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.06. BUYER INFORMATION. Buyer has delivered to each Seller true and correct copies of Buyer's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and, as of the date thereof, each such document did not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in light of the circumstance at such time, not misleading.

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                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF KAURI AND THE COMPANY

         The Company and Kauri jointly and severally represent and warrant to Buyer and Sub as follows (with the understanding that Buyer and Sub are relying materially on each such representation and warranty in entering into and performing this Agreement):

         4.01. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 170,000 shares of common stock, par value $.01 per share (the "COMMON SHARES"), 135,000 of which have been designated as "Class A Common Stock" (the "CLASS A SHARES") and 35,000 of which have been designated as "Class B Common Stock" (the "CLASS B SHARES"), and (b) 53,440 shares of preferred stock, par value $.01 per share, all of which have been designated "Series A Preferred Stock" (the "PREFERRED SHARES"). There are currently issued and outstanding 100,000 Class A Shares, 31,579 Class B Shares and 53,440 Preferred Shares. All of the issued and outstanding Common Shares and Preferred Shares are duly authorized, validly issued, fully paid and nonassessable.

         4.02. OTHER RIGHTS TO ACQUIRE CAPITAL STOCK. There are no authorized or outstanding warrants, options or rights of any kind to acquire from the Company or from the Sellers any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

         4.03. DUE ORGANIZATION. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. Complete and accurate copies of the certificate of incorporation, by-laws (together with any and all amendments to both) and the corporate records of the Company have been delivered to Buyer and have been certified by the Secretary of the Company. The Company is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 4.03 attached hereto, which jurisdictions represent every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse effect (as defined in Section 9.02) on the Company.

         4.04. SUBSIDIARIES. All of the subsidiaries, direct and indirect, of the Company are listed on SCHEDULE 4.04 attached hereto (the "SUBSIDIARIES"). Except as set forth on SCHEDULE 4.04 attached hereto, the Company does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust or other entity. Except as set forth on SCHEDULE 4.04 attached hereto, the Company is the true and lawful owner, of record and beneficially, of all of the outstanding capital stock of each Subsidiary, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances. Each Subsidiary is a corporation, validly existing and in good standing under the laws of the State of its organization and has full power and authority to carry on its business as now conducted. Complete and correct copies of the articles or certificate of incorporation and by-laws of each of the Subsidiaries and all amendments thereto have been delivered to Buyer and have been certified by the Secretary of each Subsidiary. Each Subsidiary is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 4.04 attached hereto, which jurisdictions represent every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse effect on such Subsidiary. There are no authorized or outstanding warrants, options or rights of any kind to acquire from the Company or any Subsidiary any equity or debt securities of any Subsidiary or securities convertible into or exchangeable for equity or debt securities of any Subsidiary.

         4.05. DUE AUTHORIZATION.

                  (a) The Company has full corporate power and authority to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by it in connection herewith (the "ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by the Sellers and the Board of Directors of the Company.

                  (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Buyer and Sub, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

                  (c) Upon its execution in accordance with this Agreement, each Ancillary Agreement to which the Company is a party shall have been duly and validly executed and delivered by the Company and, assuming such Ancillary Agreement constitutes a valid and binding obligation of Buyer and Sub, shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

                  (d) Assuming the accuracy of the representations and warranties made by Buyer and Sub in this Agreement, neither the execution, delivery and performance of this Agreement by the Company and the Sellers, nor the execution, delivery and performance of any Ancillary Agreement by the Company and/or any Seller, shall (i) violate any federal, state, county or local law, rule or regulation applicable to the Company, any Subsidiary, any Seller, or their respective properties, (ii) violate or conflict with, or permit the cancellation of, any agreement to which the Company, any Subsidiary or any Seller is a party, or by which any of them or any of their respective properties is bound (other than such violations or conflicts as shall have been waived in writing by Buyer and Sub at or prior to Closing), or result in the creation of any lien, security interest, charge or encumbrance upon any of such properties,
(iii) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company, any Subsidiary or any Seller (except for indebtedness outstanding under the Company's senior credit facilities and except as shall have been waived in writing by Buyer and Sub at or prior to Closing), or (iv) violate or conflict with any provision of the articles or certificate of incorporation or by-laws of the Company, any Seller or any Subsidiary.

                  (e) No action, consent or approval of or filing with any federal, state, county or local governmental authority is required in connection with the execution, delivery or performance of this Agreement or any Ancillary

Agreement by the Company or any Seller, except for the filings described in
Section 6.13 hereof.

         4.06. FINANCIAL STATEMENTS. The following Financial Statements (herein so called) of the Company have been delivered to Buyer by the Company:

                  (a) Audited consolidated balance sheets, and related consolidated statements of operations, cash flows, and stockholders equity of the Company as of and for the years ended December 31, 2000 and December 31, 1999, and together with notes thereto and the report of Deloitte & Touche LLP with respect thereto (collectively, the "AUDITED FINANCIAL STATEMENTS"); and

                  (b) An unaudited consolidated balance sheet and an unaudited consolidated income statement of the Company as of and for the seven months ended July 31, 2001 (collectively, the "INTERIM FINANCIAL STATEMENTS").

The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and present fairly the consolidated financial position, results of operations and changes in financial position of the Company, and the consolidating results of operations of the Company, as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Except as disclosed in SCHEDULE 4.06(B) or to the extent reflected, disclosed or provided for in the balance sheet included in the Interim Financial Statements, to the knowledge of the Company and Kauri, the Company and the Subsidiaries have no liabilities or obligations (whether absolute, contingent or otherwise), which are material either individually or in the aggregate, other than current liabilities incurred in the ordinary course of business consistent with past practices subsequent to July 31, 2001 and neither the Company nor Kauri has knowledge of any basis for the assertion of any such liability or obligation. For purposes of the preceding sentence, "knowledge" shall mean the actual knowledge and the constructive knowledge of the Sellers and of the directors, officers and general managers named on SCHEDULE 9.02 herein. Since July 31, 2001, there has been no material adverse change (as defined in Section 9.02) with respect to the Company (including, for purposes of this representation only, StatesRail L.L.C., a Delaware limited liability company, and its direct and indirect majority owned subsidiaries listed on SCHEDULE 4.04 hereto (collectively, the "STATESRAIL L.L.C. ENTITIES")). To the knowledge of the Company and Kauri, there are no pending or proposed statutes, rules or regulations nor any current or pending developments or circumstances, which would have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities).

         4.07. CONDUCT OF BUSINESS; CERTAIN ACTIONS. Except as set forth on
SCHEDULE 4.07 attached hereto, since July 31, 2001, the Company and the Subsidiaries have conducted their business and operations in the ordinary course and consistent with their past practices and have not (a) paid or declared any dividend or distribution or purchased, retired or redeemed any capital stock from any shareholder, (b) except for severance payments to be made to certain employees as contemplated by Section

6.19, increased the compensation of any of the directors, officers or key employees of, or consultants to, the Company or the Subsidiaries or, except for wage and salary increases made in the ordinary course of business and consistent with past practices, increased the compensation of any other employees of the Company or the Subsidiaries, (c) made any capital expenditures (other than those described on SCHEDULE 4.07(C) attached hereto) exceeding $25,000 individually or $50,000 in the aggregate, (d) sold any asset essential to the Company's or any Subsidiary's railroad operations (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $100,000 (other than sales of inventory in the ordinary course of business and sales of surplus or non-essential assets), (e) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than (i) current liabilities incurred and paid in the ordinary course of business, and (ii) payments of third-party interest bearing indebtedness, which indebtedness is listed on SCHEDULE 4.07 (including that outstanding under the Company's senior credit facilities), (f) made or guaranteed any loans or advances to any third party whatsoever, (g) suffered or permitted any lien, security interest, claim, charge or other encumbrance to arise or be granted or created against or upon any of the assets of the Company or the Subsidiaries, real or personal, tangible or intangible, (h) canceled, waived or released any of the Company's or any Subsidiary's debts, rights or claims against third parties, other than in the ordinary course of business consistent with past practices, (i) amended the articles or certificate of incorporation or by-laws of the Company or any Subsidiary, (j) made any change in the method of accounting of the Company or any Subsidiary, (k) made any investment or commitment therefor in any person, business, corporation, association, partnership, joint venture, trust or other entity, (l) except as contemplated by Section 6.19, made, entered into, amended or terminated any written or oral consulting contract, created, made, amended or terminated any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "CODE")) so as to create any liability under Article IV of ERISA (as hereinafter defined) to any entity, (m) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company or any Subsidiary is a party, except in the ordinary course of business,
(n) entered into any other material transactions except in the ordinary course of business, (o) entered into any contract, commitment, agreement or understanding to do any acts described in the foregoing clauses (a)-(n) of this
Section 4.07, (p) suffered any material damage, destruction or loss (whether or not covered by insurance) to any assets, (q) experienced any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Company or the Subsidiaries, (r) experienced or effected any shutdown, slow-down or cessation of any operations conducted by, or constituting part of, the Company or the Subsidiaries, or (s) made or changed any election relating to any Tax.

         4.08. OWNERSHIP OF PROPERTIES. Attached hereto as SCHEDULE 4.08 is an asset list of all real and personal properties (excluding, in the case of personal properties, any asset having a net book value of less than $25,000 as of July 31, 2001) owned or leased by the Company or any Subsidiary as of July 31, 2001 (collectively, the "COMPANY PROPERTIES"). Except as set forth on
SCHEDULE 4.08 attached hereto, (a) the real and personal properties of the Company and the Subsidiaries are free and clear of all liens, security interests, claims, options, rights of another and encumbrances, (b) the Company or each Subsidiary, as the case may be, has full and unrestricted legal and equitable title to, or a valid leasehold interest in, all such properties, and
(c) the operation of the properties and business of the Company and the Subsidiaries in the manner in which they are now and have been operated by the Company and the Subsidiaries (and, to the knowledge of the Company and Kauri, by the Company's and each Subsidiary's respective predecessors in interest) does not violate in any respect any zoning ordinances, municipal regulations or other rules, regulations or laws, the violation of which could have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities). No covenants, easements, rights-of-way or regulations of record impair in any material respect the uses of the respective properties of the Company and the Subsidiaries for the purposes for which they are now operated.

         4.09. ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of the Company and Kauri, except as set forth on SCHEDULE 4.09, the Company and each of the Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, which are required to be obtained under all Environmental Laws (as defined below) applicable to the Company or any of the Subsidiaries; (ii) are in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of the Subsidiaries under any Environmental Law or otherwise based on or resulting from the Management of any Substance; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or any of the Subsidiaries thereunder; (v) have not entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any Substance, at any location; and (vi) have disclosed on SCHEDULE 4.09 all Environmental Company Property (as defined below) known to be contaminated with Substances.

                  (b) As used in this Section: "ENVIRONMENTAL COMPANY PROPERTY" means any real property owned or operated by the Company since its inception; "ENVIRONMENTAL LAW" means any federal, state or local law or any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment or the Management of Substances, each as in effect on the Closing Date; "MANAGEMENT", with respect to any material, means the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, or the emission, discharge or release into the environment; and "SUBSTANCE" means any pollutant, petroleum, waste, contaminant, hazardous or toxic material, or any other material the Management of which is regulated by Environmental Law.

         4.10. LICENSES AND PERMITS. Attached hereto as SCHEDULE 4.10 is a list of all federal, state, county and local governmental licenses, certificates and permits held or applied for by the Company or the Subsidiaries. Except as set forth on SCHEDULE 4.10 attached hereto, the Company and the Subsidiaries have complied in all material respects, and are in compliance in all material respects, with the terms and conditions of all such licenses, certificates and permits and no violation of any such licenses, certificates or permits or the laws or rules governing the issuance or continued validity thereof has occurred, the violation of which could have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities). Except as set forth on SCHEDULE 4.10 attached hereto, no additional license, certificate or permit is required from any federal, state, county or local governmental agency or body thereof in connection with the conduct of the business of the Company or the Subsidiaries which, if not obtained, would have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities). Except as set forth on
SCHEDULE 4.10 attached hereto, no claim has been made by any governmental authority (and, to the knowledge of the Company and Kauri, no such claim is anticipated) to the effect that a license, permit or order is necessary in respect of the business conducted by the Company or any Subsidiary.

         4.11. INTELLECTUAL RIGHTS.

                  (a) Except as set forth on SCHEDULE 4.11:

                           (i) the Company and each of the Subsidiaries owns, clear of any liens or encumbrances of any kind, or is licensed or otherwise has the legally enforceable right to use, all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

                           (ii) no claims are pending or, to the knowledge of the Company and Kauri, threatened that the Company or any of the Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Company or any of the Subsidiaries and, to the knowledge of the Company and Kauri, there are no valid grounds for any such claims;

                           (iii) to the knowledge of the Company and Kauri, no person is infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of the Subsidiaries;

                           (iv) to the knowledge of the Company and Kauri, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Company or any of the Subsidiaries or challenging the Company's or any of the Subsidiaries' license or legally enforceable right to use any Intellectual Property licensed by it; and

                           (v) to the knowledge of the Company and Kauri, all patents, registered trademarks, service marks and copyrights held by the Company and each of the Subsidiaries are valid and subsisting.

                  (b) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         4.12. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.12 attached hereto, the Company and the Subsidiaries have complied in all material respects, and are in compliance in all material respects, with all federal, foreign, state, county and local laws, regulations and orders applicable to their respective businesses and have filed with the proper authorities all statements and reports required by the laws, regulations and orders to which the Company, the Subsidiaries or any of their respective properties or operations are subject. No claim has been made by any governmental authority (and, to the knowledge of the Company and Kauri, no such claim is anticipated) to the effect that the business conducted by the Company or any Subsidiary fails to comply, in any respect, with any law, rule, regulation or ordinance.

         4.13. INSURANCE. Attached hereto as SCHEDULE 4.13 is a list of all policies of fire, liability, business interruption and other forms of insurance and all fidelity bonds held by or applicable to the Company or the Subsidiaries at any time within the past three years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Except as disclosed on SCHEDULE 4.13 attached hereto, there has been no material change in the type of insurance coverage maintained by the Company or the Subsidiaries during the past three years that has resulted in any period during which the Company or the Subsidiaries had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of the Company or the Subsidiaries has been canceled within the last three years and, to the knowledge of the Company and Kauri, no threat has been made to cancel any insurance policy of the Company or the Subsidiaries within such period.

         4.14. ERISA COMPLIANCE. Except as set forth in SCHEDULE 4.14 attached hereto, neither the Company nor any Subsidiary maintains or contributes to any "employee pension benefit plans" ("PENSION PLANS"), as such term is defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in SCHEDULE 4.14 attached hereto, neither the Company nor any Subsidiary is subject to liability for any obligation of any Pension Plan which the Company or any Subsidiary formerly maintained or to which the Company or any Subsidiary formerly was required to contribute. None of the Company, any Subsidiary, any officer of the Company or any Subsidiary or any of the Pension Plans of the Company or any Subsidiary which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in, or permitted the assets of any such plan or trust to be involved in, a "prohibited transaction", as such term is defined in Section 4975 of the Code or Sections 406 and 407 of ERISA, which could subject the Company, any

Subsidiary, any officer of the Company or any Subsidiary, any of such plans or any trust to any material tax or penalty on prohibited transactions imposed by
Section 4975 of the Code or which would have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities). Except as set forth in SCHEDULE 4.14 attached hereto, neither the Company nor any Subsidiary is obligated to provide any benefit under any "employee welfare benefit plans", as such term is defined in Section 3(1) of ERISA, which the Company or any Subsidiary maintains ("WELFARE PLANS"), or to which the Company or any Subsidiary is obligated to contribute, to any retiree from the Company or any Subsidiary, except to the extent that such benefits may be required by the continuation coverage provisions of Part 6 of Title I of ERISA and Section 4980B of the Code. Each Welfare Plan subject to such continuation coverage requirements has complied in all material respects with such continuation coverage requirements. Except as set forth in SCHEDULE 4.14 attached hereto, neither the Company nor any Subsidiary is, or has been, a contributing employer to any "multiemployer plan" (without regard to whether it was a Pension Plan or a Welfare Plan) as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or to any "multiple employer plan" within the meaning of Section 413(c) of the Code. Neither the Company nor any Subsidiary has withdrawn from such a plan, and neither is subject to any withdrawal liability with respect to any such plan. All Welfare Plans, Pension Plans and the Company and the Subsidiaries have timely complied with the requirements of
Part I of Title I of ERISA and currently comply and have complied in the past, both as to form and operation, with ERISA, the Code and all other applicable laws, and with all applicable Statements of Financial Accounting Standards, including Statements 87 and 106.

         4.15. CONTRACTS AND AGREEMENTS. Attached hereto as SCHEDULE 4.15 is a list of all written and oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements and other evidences of indebtedness) to which the Company or any Subsidiary is a party or by which the Company, the Subsidiaries or their respective properties are bound, pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases or other agreements during the term thereof, $100,000 or greater or which are otherwise material to the business of the Company or any Subsidiary (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements and similar agreements and instruments and all confidentiality agreements). Except as set forth on SCHEDULE 4.15 attached hereto, neither the Company nor any Subsidiary, and, to the knowledge of the Company and Kauri, no other party thereto, is in default (and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default) under any such contracts, commitments, leases or other agreements, and neither the Company nor any Subsidiary has waived any right under any such contracts, commitments, leases or other agreements. Except as set forth on SCHEDULE 4.15 attached hereto, neither the Company nor any Subsidiary has guaranteed any obligations of any other person nor entered into any contract or agreement, contingent or otherwise, relating to any right to lease, operate, use, supply or purchase any material Company asset.

         4.16. CLAIMS AND PROCEEDINGS. Attached hereto as SCHEDULE 4.16 is a list and brief description of all claims, actions, suits, proceedings and investigations pending or, to the knowledge of the Company and Kauri, threatened against the Company, any Subsidiary or any of their respective properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency or instrumentality. Except as set forth on SCHEDULE 4.16 attached hereto, neither the Company nor any Subsidiary is now subject to any order, judgment, decree, stipulation or consent of any court, governmental body or agency. No inquiry, action or proceeding has been asserted, instituted or, to the knowledge of the Company and Kauri, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the knowledge of the Company and Kauri, there is no basis for any claim or action which would have a material adverse effect on the Company (including, for purposes of this representation only, the StatesRail L.L.C. Entities), or result in a material liability of the Company or the Subsidiaries.

         4.17. TAXES.

                  (a) The Company and each of its Subsidiaries has filed all Tax Returns (as defined below) that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes (as defined below) owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. Except as set forth on SCHEDULE 4.17 attached hereto, neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return or has entered into any closing agreement with any federal, state, local or foreign taxing authority. No claim has ever been made by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

                  (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of the Company or any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any of its Subsidiaries has actual knowledge. SCHEDULE 4.17 attached hereto lists all federal, state, local and foreign income Tax Returns filed with respect to the Company or any of its Subsidiaries for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Company or any of its Subsidiaries. Except as set forth in SCHEDULE 4.17, no issue relating to Taxes has been raised in writing by an authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by an authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. The Company has made available to the Buyer correct and complete copies of all Federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any of its Subsidiaries since January 1, 1996.

                  (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Sellers is a foreign person within the meaning of Section 1445(a) of the Code. The Company and each of its Subsidiaries has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. Except for, or in connection with or as contemplated by, the Tax Allocation Agreement dated as of May 14, 1987 among Onyx Holdings, Inc., a Delaware corporation ("ONYX") and its direct and indirect subsidiaries (including the Company) (the "TAX ALLOCATION AGREEMENT"), neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation or sharing agreement, (ii) has been a member of an Affiliated Group (as defined below) filing a consolidated Federal income Tax Return (other than a group the common parent of which was the Company), or (iii) has any liability for the Taxes of any Person (as defined below) (other than the Company and its Subsidiaries) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (f) SCHEDULE 4.17 sets forth the following information with respect to the Company and each of its Subsidiaries (or, in the case of clause
(ii) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company or any Subsidiary; and (ii) the amount of any deferred gain or loss allocable to the Company or any Subsidiary arising out of any deferred intercompany transaction (within the meaning of Treasury regulation Section 1.1502-13).

                  (g) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the Interim Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (h) Except as set forth on SCHEDULE 4.17, neither the Company nor any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law.

                  (i) Except as set forth in SCHEDULE 4.17, neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income Tax purposes.

                  (j) Except as set forth in SCHEDULE 4.17, neither the Company nor any of its Subsidiaries has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 or Revenue Procedure 2001-28 (or similar provisions of foreign law) or any safe harbor lease transaction. None of the property of the Company or any of its Subsidiaries is tax-exempt use property within the meaning of Section 168(h) of the Code.

                  (k) To the knowledge of the Company and Kauri, neither the Company nor any of its Subsidiaries has ever been an S corporation (within the meaning of Section 1361(a)(1) of the Code) or a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3) of the Code.

                  (l) All material elections with respect to Taxes affecting the Company or any Subsidiary have been disclosed or attached to the Tax Returns of the Company or such Subsidiary, respectively.

                  (m) All private letter rulings issued by the Internal Revenue Service to the Company or any of its Subsidiaries (and any corresponding ruling or determination of any state, local or foreign authority) have been disclosed in SCHEDULE 4.17, and there are no pending requests for any such rulings (or corresponding determinations).

                  (n) Neither the Company nor any of the Subsidiaries is a controlled corporation or a distributing corporation in respect of a distribution to which Section 355(e) of the Code would apply by reason of the acquisition of the Company Shares pursuant to this Agreement.

                  (o) As of the Closing Date, the Company will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that the Company held immediately prior to the Merger. For purposes of this representation, Company assets used to pay its reorganization expenses and any transfer taxes, amounts paid by the Company to shareholders who receive cash or other property, and all dispositions and all redemptions and distributions in respect of Company stock or rights to acquire Company stock (including payments so treated for tax purposes) that are made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, during the period beginning with the commencement of negotiations (whether formal or informal) between the Buyer and the Company regarding an acquisition of the Company by the Buyer and ending at the Effective
Time) will be included as assets of the Company immediately prior to the Merger. There will be no dissenters. The liabilities of the Company and each of its

Subsidiaries, and the liabilities to which the transferred assets of the Company and each of its Subsidiaries are subject, were incurred by the Company or the Subsidiary, as the case may be, in the ordinary course of its business. The Company and the Sellers will pay their respective expenses, if any, incurred in connection with the transactions contemplated by this Agreement.

                  (p) As used in this Agreement, "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law; "CODE" means the Internal Revenue Code of 1986, as amended; "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof); "TAX" means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including taxes relating to the Railroad Retirement Act or the Railroad Retirement Board regulations and requirements, including any interest, penalty or addition thereto, whether disputed or not; and "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         4.18. PERSONNEL. Attached hereto as SCHEDULE 4.18 is a list of the names and current rates of compensation of the directors and officers of the Company and the Subsidiaries and of the employees of the Company and the Subsidiaries. SCHEDULE 4.18 attached hereto also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership and other like benefits, if any, paid or payable to such directors, officers and employees during the Company's 2000 fiscal year and to the date hereof and/or under which such directors, officers and employees are entitled to receive benefits. The employee relations of the Company and the Subsidiaries are good and there is no pending or, to the knowledge of the Company and Kauri, threatened labor dispute. Except as set forth on SCHEDULE 4.18 attached hereto, none of the employees of the Company or the Subsidiaries are represented by any labor union or organization. The Company and the Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practices. Except as set forth on SCHEDULE 4.18 attached hereto, there is no claim against the Company or the Subsidiaries before the National Mediation Board, the Public Law Board or any similar body, or any strike, labor dispute, work slowdown or work stoppage pending or, to the knowledge of the Company and Kauri, threatened against or involving the Company or the Subsidiaries.

         4.19. BUSINESS RELATIONS. Except as set forth in SCHEDULE 4.19, neither the Company nor Kauri has knowledge that any customer or supplier of the Company or the Subsidiaries will, as a result of the transactions contemplated hereby or otherwise, cease to do business with the Company or the Subsidiaries or the Surviving Corporation after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Company or the

Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company or such Subsidiary.

         4.20. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 4.20 attached hereto, all of the accounts, notes and loans receivable (net of reserves, which reserves are adequate under generally accepted accounting principles) that have been recorded on the books of the Company and the Subsidiaries are bona fide and represent amounts validly due. All of such accounts, notes and loans receivable are pledged to the Company's senior bank lenders to secure the payment of indebtedness outstanding under the Company's senior credit facilities.

         4.21. BANK ACCOUNTS. Attached hereto as SCHEDULE 4.21 is a list of all banks or other financial institutions with which the Company or any Subsidiary has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

         4.22. AGENTS. Except as set forth on SCHEDULE 4.22 attached hereto, neither the Company nor any Subsidiary has designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

         4.23. INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS AND EMPLOYEES. Except as set forth on SCHEDULE 4.23 attached hereto, neither the Company nor any Subsidiary owes any indebtedness to any of its officers, directors, shareholders or employees (other than accrued salaries, benefits or expenses payable in the ordinary course of business) or has indebtedness owed to it from any of its officers, directors, shareholders or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Company or such Subsidiary and consistent with the Company's past practices.

         4.24. CERTAIN CONSENTS. Except as set forth on SCHEDULE 4.24 attached hereto and except in connection with the filings to be made with the Surface Transportation Board (the "STB"), there are no consents, waivers or approvals required to be executed and/or obtained from third parties in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby or thereby.

         4.25. BROKERS. Except as set forth on SCHEDULE 4.25 attached hereto, none of the Sellers, the Company or any Subsidiary has engaged, or caused any liability to be incurred to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         4.26. INTEREST IN COMPETITORS, SUPPLIERS AND CUSTOMERS. Except as set forth on SCHEDULE 4.26 attached hereto and except for the ownership, as a passive investment, of less than one percent of the outstanding shares of capital stock of any corporation or other entity listed on a national securities exchange in the United States or publicly traded in the over-the-counter market in the United States, no officer or director of the Company or any Subsidiary or any affiliate of any such officer or director has any ownership interest in any competitor, supplier or customer of the Company or the Subsidiaries or any property used in the operation of the business of the Company or the Subsidiaries.

         4.27. INVENTORY. Except as set forth on SCHEDULE 4.27 attached hereto, the inventories shown on the balance sheet (inclusive of allowances) contained in the Interim Financial Statements consist of (and the inventories of the Company and the Subsidiaries on the Closing Date shall consist of) items of a quality and quantity usable in the ordinary course of business by the Company and the Subsidiaries.

         4.28. TRANSACTIONS WITH AFFILIATES. Except for (a) those transactions set forth on SCHEDULE 4.28, (b) normal advances to employees consistent with past practices, (c) payment of compensation for employment to employees consistent with past practices, (d) inter-company transactions in the ordinary course with the StatesRail L.L.C. Entities, and (e) participation in scheduled Pension Plans, Welfare Plans, employment agreements and employee benefit plans, the Company has not, since December 31, 1999, purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any officer, director or shareholder of the Company or any of their respective affiliates. None of the Sellers nor any other affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such affiliate.

         4.29. ABSENCE OF CERTAIN PAYMENTS. None of the Company, the Sellers, any of the Subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (a) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country, and (b) without limiting the generality of the preceding clause (a), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company, any of the Subsidiaries or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         4.30. EQUIPMENT. Except as otherwise set forth on SCHEDULE 4.30, (i) the Company's track and bridge infrastructure has been maintained to a condition that meets the Federal Railroad Administration's Class of standards for current speeds, as shown in time tables in effect for each railroad as of August 15, 2001, including both permanent and temporary speed restrictions in effect from time to time either before or after August 15, 2001, (ii) the number of the Company's and the StatesRail L.L.C. Entities' (on a collective basis) locomotives, both leased and owned, that were in service without bad orders as of August 15, 2001 was 88, (iii) the number of the Company's and the StatesRail L.L.C. Entities' (on a collective basis) locomotives, both leased and owned, that are in service without bad orders as of the date of this Agreement is 88, and (iv) such number that will be in service without bad orders as of the Closing Date will not be less than 88.

         4.31. CURRENT ASSETS. As of the Closing Date, the Company shall have current assets, determined in accordance with generally accepted accounting principles consistently applied, of not less than One Dollar ($1.00).


                                    ARTICLE V
            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller hereby severally (but not jointly) represents and warrants to Buyer as follows with respect to itself and the Company Shares owned by such Seller (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement):

         5.01. OWNERSHIP OF SHARES/NO LIENS. Such Seller owns of record and beneficially the Company Shares as set forth on SCHEDULE 5.01 attached hereto. None of the Company Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Except as set forth on SCHEDULE 5.01 attached hereto and except (a) as provided in that certain Stockholders' Agreement dated January 14, 1997, among the Company and the Sellers, (b) for restrictions on transfer imposed by federal and state securities laws, and (c) for security interests created in favor of the Company's senior bank lenders as a result of the pledge of the Company Shares to such lenders, such Seller is the true and lawful owner, of record and beneficially, of his or its Company Shares, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances; none of the Company Shares owned by such Seller are subject to any outstanding options, warrants, calls or similar rights of any other person to acquire the same; none of the Company Shares owned by such Seller is subject to any restrictions on transfer thereof; and such Seller has the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to his or its Company Shares, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances.

         5.02. OTHER RIGHTS TO ACQUIRE CAPITAL STOCK. There are no authorized or outstanding warrants, options or rights of any kind to acquire from such Seller any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

         5.03. DUE AUTHORIZATION.

                  (a) This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement constitutes a valid and binding obligation of Buyer and Sub, constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

                  (b) Assuming the accuracy of the representations and warranties made by Buyer and Sub in this Agreement, the execution, delivery and performance of this Agreement by such Seller shall not (i) violate any federal, state, county or local law, rule or regulation applicable to such Seller or his properties, (ii) violate or conflict with, or permit the cancellation of, any agreement to which such Seller is a party, or by which he or it or any of his or its properties is bound (other than such violations or conflicts as shall have been waived in writing by Buyer and Sub at or prior to Closing), or result in the creation of any lien, security interest, charge or encumbrance upon any of such properties, or (iii) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, such Seller.

                  (c) No action, consent or approval of, or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement (or any agreement or other document executed in connection herewith by such Seller) by such Seller.

         5.04. BROKERS. Such Seller has not engaged, or caused any liability to be incurred to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         5.05. PURCHASE OF BUYER SHARES FOR INVESTMENT. If such Seller is acquiring Buyer Shares hereunder, then such Seller (a) is acquiring such shares for his or its own account for investment with no present intention of, or view to, distribution of such shares or any part thereof, (b) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, (c) has been provided with all information requested by such Seller regarding Buyer and its subsidiaries and their business and operations, and has had the opportunity to ask questions of Buyer's management regarding any issues such Seller considered relevant to his or its decision to acquire the Buyer Shares, and (d) understands and agrees that the certificates representing the Buyer Shares acquired by such Seller pursuant to this Agreement will bear a legend in form and substance similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by the certificate under the Securities Act of 1933, as amended, or (ii) upon receipt by the issuer of
                  (A) an opinion of counsel, in such form and by such counsel as shall be reasonably satisfactory to the issuer, or (B) other documentation as shall be reasonably satisfactory to counsel for the issuer that such registration is not required."

         5.06. TAX STATUS OF SUCH SELLER. Such Seller is not a foreign person and no Tax is required to be withheld from such Seller pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.


                                   ARTICLE VI
                                    COVENANTS

         6.01. INSPECTION. From the date hereof to the Closing, Kauri shall give and cause the Company and the Subsidiaries to give to Buyer and its officers, attorneys, accountants and representatives free, full and complete access during reasonable business hours to all books, records, Tax Returns, files, correspondence, personnel, facilities and properties of the Company and the

Subsidiaries; provide Buyer and its officers, attorneys, accountants and representatives with reasonable access to all information and material pertaining to the business and affairs of the Company and the Subsidiaries as Buyer may deem necessary or appropriate; and use their reasonable best efforts to afford Buyer and its officers, attorneys, accountants and representatives the opportunity to meet with the customers and suppliers of the Company and the Subsidiaries to discuss the business, condition (financial or otherwise), operations and prospects of the Company and the Subsidiaries; PROVIDED, HOWEVER, that neither Buyer nor any of its representatives shall contact any customer or supplier of the Company or the Subsidiaries without the prior approval of the Company. At the Closing, the Company shall deliver to Buyer the originals of all minute books and stock transfer records of the Company and the Subsidiaries. Any investigation by Buyer or its officers, attorneys, accountants or representatives shall not in any manner affect the representations and warranties of Sellers and the Company contained herein. Buyer shall inform Sellers and the Company within five business days after becoming aware of any breach by Sellers or the Company of any of their covenants, agreements, representations or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

         6.02. COMPLIANCE BY THE COMPANY AND SELLERS. From the date hereof to the Closing, neither any Seller nor the Company shall take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Sellers and/or the Company herein to be untrue or incorrect as of the Closing.

         6.03. SATISFACTION OF ALL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. From the date hereof to the Closing, each Seller and the Company shall use his or its commercially reasonable efforts to cause all conditions precedent to the obligations of Buyer hereunder to be satisfied by the Closing.

         6.04. NO SOLICITATION. From the date hereof to the Closing, neither the Company nor any Seller shall, or cause any agent on its behalf to, offer any of the Company Shares, the Common Shares, the Preferred Shares, the Company (or a material part of its assets in one transaction or a series of transactions) or any Subsidiary (or a material part of its assets or securities in one transaction or a series of transactions) for sale or lease, or solicit offers to buy or lease the Company Shares, the Common Shares, the Preferred Shares, the Company (or a material part of its assets in one transaction or in a series of related transactions) or any Subsidiary (or a material part of its assets or securities in one transaction or a series of related transactions), or hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or toward a merger, share exchange or consolidation of the Company or any Subsidiary with or into another entity or any similar transaction. From the date hereof to the Closing, Sellers, directly or indirectly, shall not, and shall not allow the Company or the Subsidiaries to, enter into any agreement with any party other than Buyer with respect to the sale, lease or other disposition of either the capital stock or the assets of the Company or any Subsidiary (except for surplus or non-essential assets disposed of for fair market value in the ordinary course of the Company's operations consistent with past practices) or with respect to any merger, share exchange, consolidation or similar transaction involving the Company or any Subsidiary.

         6.05. NOTICE OF DEVELOPMENTS. From the date hereof to the Closing, Sellers and the Company shall notify Buyer of any material problems, changes or developments with respect to the business, operations or prospects of the Company or the Subsidiaries (whether or not a breach of a representation or warranty) which come to the knowledge of Sellers or the Company.

         6.06. NOTICE OF BREACH. From the date hereof to the Closing, Sellers and the Company shall, promptly upon becoming aware thereof, give detailed written notice to Buyer of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to any Seller or the Company prior to the date of this Agreement, of any of their covenants, agreements, representations or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

         6.07. NOTICE OF LITIGATION. From the date hereof to the Closing, promptly upon becoming aware thereof, Sellers and the Company shall notify Buyer of (a) any suit, action or proceeding (including, without limitation, any Tax action or any proceeding involving a labor dispute or grievance or union recognition) to which the Company or any Subsidiary becomes a party or which is threatened against the Company or any Subsidiary, (b) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.08. CONTINUATION OF INSURANCE COVERAGE. From the date hereof to the Closing, Sellers shall cause the Company and the Subsidiaries to keep in full force and effect insurance coverage for the Company, the Subsidiaries and their respective assets and operations comparable in amount and scope to the coverage now maintained covering the Company, the Subsidiaries and their respective assets and operations.

         6.09. MAINTENANCE OF CREDIT TERMS. From the date hereof to the Closing, Sellers shall cause the Company and the Subsidiaries to continue to effect sales of their products and services only on the terms that have historically been offered by the Company and the Subsidiaries or on such other terms as market conditions may dictate consistent with sound business practices.

         6.10. UPDATING INFORMATION. Prior to the Closing, the Sellers may update any schedules or exhibits to this Agreement; PROVIDED, HOWEVER, that except as provided in the last sentence of Section 7.01, any such update shall not cure any breach of any representation or warranty contained herein made by the Company, Kauri or any Seller, as the case may be, nor shall it constitute a waiver by Buyer of any of its rights or remedies with respect to such breach.

         6.11. FINANCIAL STATEMENTS. Until the Closing, as soon as available, and in any event within 35 days after the end of each calendar month after July 31, 2001 (other than the month of August, which shall be within 45 days after August 31, 2001), the Company shall furnish to Buyer an unaudited consolidated balance sheet as of the last day of such month, and an unaudited consolidated income statement of the Company for such month, prepared in accordance with the generally accepted accounting principles applied in the preparation of the

Audited Financial Statements (except for the absence of notes to such financial statements and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Such financial statements shall fairly present the consolidated financial position, results of operations and changes in financial position of the Company, and the consolidated results of operations of the Company, as of the indicated dates and for the indicated periods.

         6.12. INTERIM OPERATIONS OF THE COMPANY.

                  (a) From the date hereof to the Closing, Sellers shall cause the Company and the Subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practices and pay or cause to be paid their respective obligations in a timely fashion in accordance with their respective terms and neither the Company nor any Subsidiary shall, unless Buyer gives its prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), (i) amend or otherwise change its articles or certificate of incorporation or by-laws, as each such document is in effect on the date hereof, (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock or issue, grant or enter into any subscription, option, warrant, right, convertible security or other agreement or commitment of any character obligating the Company or the Subsidiaries to issue securities, (iii) in the case of the Company, declare, set aside, make or pay any dividend or other distribution with respect to its capital stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) authorize any capital expenditure in excess of $50,000 (other than the capital expenditures described on SCHEDULE 4.07(C) attached hereto, which Buyer hereby consents to) or sell, pledge, dispose of or encumber, or agree to sell, pledge, dispose of or encumber, any assets of the Company or the Subsidiaries, except for sales of assets in the ordinary course of business and sales of surplus or non-essential assets disposed of for fair market value in the ordinary course of the Company's operations consistent with past practices, (vi) acquire (by merger, share exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership or other business organization or division thereof or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, (vii) incur any indebtedness for borrowed money (other than pursuant to credit, loan or other financing agreements or arrangements as in effect on the date hereof), issue any debt securities or enter into or modify any contract, agreement, commitment or arrangement with respect thereto, (viii) enter into, amend or terminate any employment or consulting agreement with any director, officer, consultant or key employee of the Company or the Subsidiaries, enter into, amend or terminate any employment agreement with any other person otherwise than in the ordinary course of business or take any action with respect to the grant or payment of any severance or termination pay, other than pursuant to policies or agreements of the Company or the Subsidiaries in effect on the date hereof or as contemplated by Section 6.19, (ix) enter into, extend or renew any lease for office or manufacturing space, (x) except as required by law, adopt, amend or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any officer or employee of the Company or the

Subsidiaries or withdraw from any multi-employer plan so as to create any liability under Article IV of ERISA to any entity, (xi) grant any increase in compensation, or grant or make any bonus or other compensatory payments, to any director, officer, consultant or key employee of the Company or the Subsidiaries, except (A) pursuant to agreements entered into prior to August 9, 2001, (B) in the ordinary course of business consistent with past practices, or
(C) as contemplated by Section 6.19, (xii) grant any increase in compensation to any other employee of the Company or the Subsidiaries except in the ordinary course of business consistent with past practice, or (xiii) make or change any election relating to Taxes.

                  (b) From the date hereof to the Closing, Sellers shall cause the Company and the Subsidiaries to use their commercially reasonable efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available in all material respects the services of their present officers, consultants and key employees, to preserve intact their banking relationships and credit facilities, to preserve intact their relationships with their customers, suppliers and distributors, to preserve the goodwill of those having business relationships with them and to comply with all applicable laws.

         6.13. SURFACE TRANSPORTATION BOARD. Each party hereto shall make such filings with the STB required of such party by the STB and/or by the rules and regulations promulgated or governed thereby in connection with the transactions contemplated hereby. Each party hereto required to make such a filing shall use its reasonable best efforts to make such filing (and any responses to requests for additional information in respect of such filing) so as to permit the closing of the transactions contemplated by this Agreement at the Closing Date. Buyer shall pay all filing fees required in connection with any such filing made under this Section 6.13.

         6.14. RESIGNATIONS OF DIRECTORS AND OFFICERS. Sellers shall cause all directors of the Company and the Subsidiaries (and, if requested by Buyer, all officers of the Company and the Subsidiaries) to deliver their written resignations to Buyer, which resignations shall be effective at or before the Closing and shall be in form and substance reasonably satisfactory to Buyer.

         6.15. COMPLIANCE BY BUYER AND SUB. From the date hereof to the Closing, neither Buyer nor Sub shall take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Buyer or Sub herein to be untrue or incorrect as of the Closing.

         6.16. SATISFACTION OF ALL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS AND THE COMPANY. From the date hereof to the Closing, each of Buyer and Sub shall use its commercially reasonable efforts to cause all conditions precedent to the obligations of Sellers and the Company hereunder to be satisfied by the Closing.

         6.17. NOTICE BY BUYER AND SUB OF BREACH. From the date hereof to the Closing, each of Buyer and Sub shall, promptly upon becoming aware thereof, give detailed written notice to Kauri and the Company of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer or Sub prior to the date of this Agreement, of any of its covenants, agreements, representations or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

         6.18. NOTICE BY BUYER AND SUB OF LITIGATION. From the date hereof to the Closing, promptly upon becoming aware thereof, each of Buyer and Sub shall notify Sellers and the Company of (a) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (b) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.19. TERMINATION OF EMPLOYEES. SCHEDULE 6.19 lists all corporate general and administrative employees of the Company (the "CORPORATE EMPLOYEES") and describes all severance arrangements made with each Corporate Employee prior to the Closing. At least five (5) days prior to Closing, upon written notice, Buyer may provide a list to the Company of Corporate Employees whose employment the Buyer wishes to terminate. Any severance, termination, or other payments to be made to such terminated Corporate Employees shall be paid by Buyer or by the Company on or after the Closing Date (and not by the Sellers); provided that the amount of any such payments is to be deducted from the net consideration to be paid by Buyer for the Company Shares, as contemplated by the Letter Agreement. For purposes of this Section, Buyer may notify Seller of a termination of a Corporate Employee for a date following the Closing of up to two months subsequent thereto, to provide for a smooth transition after Closing. It shall be the responsibility of Buyer and the Company to pay all wages of the Corporate Employees after Closing until the effective termination date.

         6.20. FILING OF TAX RETURNS; TRANSFER TAXES.

                  (a) Sellers shall prepare and timely file each Tax Return with respect to the Company in respect of periods that end on or before the Closing Date that are required to be filed after the Closing Date. Sellers shall provide a copy of each such Tax Return to Buyer at least ten (10) days prior to the filing thereof in order to give Buyer the opportunity to comment thereon. Sellers shall make all changes thereto reasonably requested by Buyer Company and shall not file any such Tax Return to which Buyer reasonably objects. Sellers shall timely pay all Taxes payable with respect to each such Tax Return in excess of the reserves for such Taxes reflected on the balance sheet of the Company as of the last day of the calendar month immediately preceding the Closing Date, or the Closing Date if the Closing is on the last day of a calendar month (excluding in each case any reserve for deferred Taxes established to reflect timing differences between book and Tax income), on or prior to the date such Taxes are due.

                  (b) Buyer shall prepare and file all Tax Returns with respect to the Company that covers a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date (a "STRADDLE PERIOD RETURN"). Sellers shall pay to Buyer at least five days prior to the due date for the filing of any Straddle Period Return an amount equal to the portion of the Taxes, in excess of the reserves for such Taxes reflected on the balance sheet of the Company as of the last day of the calendar month immediately preceding the Closing Date, or the Closing Date if the Closing is on the last day of a calendar month (excluding in each case any reserve for deferred Taxes established to reflect timing differences between book and Tax income), shown on such return which relate to the portion of such taxable period ending on the Closing Date (the "PRE-CLOSING STRADDLE PERIOD"). The portion of a Straddle Period Tax that relates to the Pre-Closing Straddle Period shall be based on an interim closing of the books on the Closing Date (except with respect to ad valorem taxes, which shall be prorated).

         6.21. DELIVERY OF SCHEDULES. The Company and the Sellers shall deliver to Buyer the Schedules referred to in Article IV, Article V, Article VI and
Article IX not later than the 15th day after the date hereof. Such Schedules shall be deemed to have been a part of this Agreement since the date hereof unless the Schedule Non-Acceptance Notice (as defined in Section 7.01(r)) shall be timely given by Buyer.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         7.01. CONDITIONS TO OBLIGATIONS OF BUYER AND SUB. The obligations of Buyer and Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of Sellers and the Company contained in this Agreement not qualified by materiality shall be true and correct in all material respects and the representations and warranties of such parties contained in this Agreement containing qualifications as to materiality shall be true and correct, in both cases, as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; Sellers and the Company shall have performed and complied with all agreements required by this Agreement to be performed or complied with by Sellers and the Company at or prior to the Closing Date; and Buyer shall have received a certificate, dated as of the Closing Date, signed by the Sellers and the Chief Executive Officer of the Company to the foregoing effects;

                  (b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

                  (c) Buyer shall have received an opinion of Fish & Richardson P.C., counsel for the Company and Sellers, dated as of the Closing Date, in a form reasonably acceptable to Buyer, with respect to the matters listed on EXHIBIT B;

                  (d) Since July 31, 2001, there shall have been no material adverse change with respect to the Company (including, for purposes of this condition only, the StatesRail L.L.C. Entities); and the business of the Company and the Subsidiaries shall have been conducted in accordance with this Agreement;

                  (e) Buyer shall have received the minute books and stock transfer records contemplated by Section 6.01 hereof and the resignations contemplated by Section 6.14 hereof;

                  (f) All consents and approvals (if any) required in connection with the execution, delivery and performance of this Agreement shall have been obtained and, if applicable, the STB shall have approved the transactions contemplated hereby;

                  (g) All necessary action (corporate or otherwise) shall have been taken by Sellers and the Company to authorize, approve and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Buyer shall have received a certificate, dated as of the Closing Date, of the Sellers and the Chief Executive Officer of the Company to the foregoing effect;

                  (h) Buyer shall have received from each Seller or his duly appointed agent and attorney-in-fact the stock certificate or certificates representing all of the Company Shares owned by such Seller duly endorsed for transfer or accompanied by stock powers duly executed in blank;

                  (i) The transactions contemplated by that certain Stock Purchase Agreement of even date herewith between Buyer, West Texas, New StatesRail, StatesRail LLC and the Members (the "STOCK PURCHASE AGREEMENT") shall have been consummated;

                  (j) Each of the Sellers party thereto shall have executed and delivered the Registration Rights Agreement;

                  (k) Buyer shall have satisfactorily completed its due diligence investigation of the Company and shall be satisfied with the results of such investigation in its sole discretion, it being understood that this condition shall be deemed satisfied unless, on or prior to the 30th day after the date hereof (the "DUE DILIGENCE NOTICE DATE"), Buyer gives notice of its intention to terminate this Agreement because it shall have determined that the results of such investigation were not satisfactory (the "DUE DILIGENCE NOTICE");

                  (l) Each of the Sellers and the Company shall have delivered such good standing certificates, officers' certificates and similar documents and certificates as counsel for Buyer shall have reasonably requested prior to the Closing Date;

                  (m) Kauri and Onyx shall have executed and delivered the Indemnification Agreement by and among Buyer, Sub, Kauri, West Texas and Onyx, in the form attached hereto as EXHIBIT E (the "INDEMNIFICATION AGREEMENT");

                  (n) Each of the Sellers shall have executed and delivered the Escrow Agreement;

                  (o) Buyer shall have received an opinion from Greenberg Traurig, P.A., counsel to Buyer, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company will not recognize any gain or loss for federal income tax purposes as a result of the Merger. In rendering that opinion, Greenberg Traurig, P.A. shall be entitled to rely upon customary representations reasonably requested by it and made by Buyer, Sub, the Company and the Sellers;

                  (p) The fair market value of the Stock Consideration, determined as of the Closing Date, shall be equal to at least forty percent (40%) of the sum of (i) such fair market value of the Stock Consideration, (ii) the Cash Consideration and (iii) the Escrow Amount;

                  (q) The Tax Allocation Agreement shall have been terminated with respect to the Company effective as of the Closing Date; and

                  (r) The Schedules referred to in Article IV, Article V,
Article VI and Article IX to be delivered to Buyer by the Company and the Sellers shall have been delivered to Buyer not later than the 15th day after the date hereof and Buyer shall have deemed such Schedules to be satisfactory, in its sole discretion, it being understood that this condition shall be deemed satisfied unless, not later than the 30th day after the date hereof (the "SCHEDULE NOTICE DATE"), Buyer shall have given written notice of its determination that the Schedules were not satisfactory (the "SCHEDULE NON-ACCEPTANCE NOTICE").

The decision of Buyer to consummate the transactions contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Sellers' and/or the Company's representations, warranties, covenants or indemnities herein, other than the failure of a representation or warranty made in Article IV or Article V hereof to be true and correct if the matter or circumstance causing such failure was set forth in an amended schedule pursuant to Section 6.10 hereof.

         7.02. CONDITIONS TO OBLIGATIONS OF SELLERS AND THE COMPANY. The respective obligations of Sellers and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment of the following conditions:

                  (a) Buyer's and Sub's representations and warranties contained in this Agreement not qualified by materiality shall be true and correct in all material respects and the representations and warranties of such parties contained in this Agreement containing qualifications as to materiality shall be true and correct, in both cases, at and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; Buyer and Sub shall have performed and complied with all agreements required by this Agreement to be performed or complied with by Buyer and Sub at or prior to the Closing Date; and Sellers and the Company shall have received a certificate, dated as of the Closing Date, signed by the President, the Chief Financial Officer or any Vice President of Buyer and Sub to the foregoing effects;

                  (b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

                  (c) Sellers shall have received an opinion of Greenberg Traurig, P.A., counsel to Buyer and Sub, dated as of the Closing Date, in a form reasonably acceptable to Sellers, with respect to the matters listed on EXHIBIT C;

                  (d) Buyer shall have delivered to Sellers the Merger Consideration for the Company Shares in accordance with Article II hereof and the Letter Agreement;

                  (e) Buyer shall have executed and delivered the Registration Rights Agreement;

                  (f) All necessary action (corporate or otherwise) shall have been taken by Buyer and Sub to authorize, approve and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Sellers shall have received a certificate, dated as of the Closing Date, signed by the President, the Chief Financial Officer or any Vice President of Buyer and Sub to the foregoing effect;

                  (g) All consents and approvals (if any) required in connection with the execution, delivery and performance of this Agreement shall have been obtained and, if applicable, the STB shall have approved the transactions contemplated hereby;

                  (h) The transactions contemplated by the Stock Purchase Agreement shall have been consummated;

                  (i) Buyer and Sub shall have delivered to Sellers such good standing certificates, officers' certificates and similar documents and certificates as counsel for Sellers shall have reasonably requested prior to the Closing Date;

                  (j) Buyer and Sub shall have executed and delivered the Indemnification Agreement and the Escrow Agreement;

                  (k) The Sellers shall have received an opinion from Fish & Richardson P.C., counsel to the Sellers, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code and the Company will not recognize any gain or loss for federal income tax purposes as a result of the Merger. In rendering that opinion, Fish & Richardson P.C. shall be entitled to rely upon customary representations reasonably requested by it and made by Buyer, Sub, the Company and the Sellers; and

                  (l) The fair market value of the Stock Consideration, determined as of the Closing Date, shall be equal to at least forty percent (40%) of the sum of (i) such fair market value of the Stock Consideration, (ii) the Cash Consideration and (iii) the Escrow Amount.

The decision of the Sellers to consummate the transactions contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Buyer's and/or the Sub's representations, warranties, covenants or indemnities herein.

                                  ARTICLE VIII
                                   TERMINATION

         8.01. TERMINATION. This Agreement may be terminated prior to the Closing by (a) the mutual consent of Buyer and the Company, (b) the Company upon the failure of Buyer and Sub to perform or comply with any of their covenants or agreements contained herein prior to the Closing or if the representations and warranties not qualified by materiality of Buyer and Sub hereunder shall not have been true and correct in all material respects or if the representations and warranties of such parties qualified by materiality shall not have been true and correct, in both cases as of the time at which such were made, (c) Buyer upon the failure of the Company or any Seller to perform or comply with any of its or his covenants or agreements contained herein prior to the Closing or if the representations and warranties not qualified by materiality of Sellers and the Company hereunder shall not have been true and correct in all material respects or if the representations and warranties of such parties qualified by materiality shall not have been true and correct, in both cases as of the time at which such were made, (d) either the Company or Buyer if the Closing does not occur by January 4, 2002 (the "TERMINATION DATE"), (e) Buyer, if satisfactory Schedules have not been delivered on or prior to the Schedule Notice Date, or if it shall have determined that its due diligence was not satisfactory on or prior to the Due Diligence Notice Date, (f) the Company, if Buyer shall have given (i) the Schedule Non-Acceptance Notice (provided that neither the Company nor the Sellers are in breach of any of their respective covenants contained in Section
6.01 or Section 6.21) or (ii) the Due Diligence Notice (provided that neither the Company nor the Sellers are in breach of any of their respective covenants contained in Section 6.01 or Section 6.21), and (g) the Company, if on or prior to the 45th day after the date hereof Buyer shall have failed to give the Company notice that it has received the waiver and consent referred to on
Schedule 3.02; PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to (b) or (c) or (d) above if such party is, at the time of any such attempted termination, in breach of any term hereof.

         8.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to the provisions of Section 8.01, all further obligations of each party under this Agreement shall terminate without further liability of such party; PROVIDED, HOWEVER, that such termination shall not constitute a waiver by any party of any claim it may have for specific performance or for damages caused by reason of a breach by any other party of a representation, warranty, covenant, or agreement contained herein; and PROVIDED FURTHER, that, anything herein to the contrary notwithstanding, the respective rights and obligations of the parties pursuant to Article IX hereof shall survive the termination of this Agreement.

         8.03. WAIVER. If any condition specified in Section 7.01 or Section
7.02 of Buyer, on the one hand, and Sellers and the Company, on the other, has not been satisfied, the parties, in addition to any other rights which may be available to it or them, shall have the right to waive any condition that is for its or their benefit and to require the other party or parties to proceed with the Closing.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01. COLLATERAL AGREEMENTS, AMENDMENTS AND WAIVERS. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought. Notwithstanding the foregoing, this Agreement may be amended prior to the Closing but not thereafter in any respect by written agreement of Buyer and Kauri, and no such amendment of any nature shall require the consent (written or oral) of the Company or any Seller to be effective against, and binding upon, the Company or such Seller. The Company and each Seller consents to the foregoing provisions of this Section 9.01 and acknowledges and agrees that he or it is aware of and understands the implications thereof.

         9.02. INTERPRETATION AND CERTAIN DEFINITIONS. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, with respect to any entity referred to, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, operations, assets (including intangible assets), financial condition or results of operations of such entity and its Subsidiaries, taken as a whole. As used in this Agreement, "KNOWLEDGE OF THE COMPANY AND KAURI" means the actual knowledge (except as set forth in Section 4.06(b)) of the Sellers and of the directors, officers and general managers of the Company named on SCHEDULE 9.02 with respect to the matter in question. As used in this Agreement, "KNOWLEDGE OF BUYER" means the actual knowledge of the Buyer's directors, officers and persons listed on SCHEDULE 9.02 with respect to the matter in question.

         9.03. SUCCESSORS AND ASSIGNS. Neither Buyer's, the Company's nor any Seller's rights or obligations under this Agreement may be assigned (except that Buyer may assign its rights and obligations to any affiliate (as defined in Rule 144 promulgated under the Securities Act) thereof with the written consent of the Company or the Sellers). Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 9.03, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         9.04. EXPENSES. Buyer shall pay all of its costs and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all of the Company's costs and expenses incurred in connection with the transactions contemplated by this Agreement. In addition, the Company shall bear the reasonable costs and expenses of providing the Financial Statements pursuant to Section 4.06 hereof and the monthly financial statements pursuant to
Section 6.11 hereof. The Sellers, and not the Company, shall pay all of the Sellers'(but not the Company's) costs and expenses incurred in connection with this Agreement.

         9.05. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         9.06. INFORMATION AND CONFIDENTIALITY. Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies; PROVIDED, HOWEVER, that each party's obligations under this Section 9.06 shall not apply to (a) any information or document required to be disclosed by law, (b) any information or document in the public domain other than because of the wrongful actions of the disclosing party, or (c) any information or document that Buyer discloses to any potential lender to or investor in Buyer or the Company.

         9.07. WAIVER. No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         9.08. NOTICES. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below, (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, or (c) if sent by facsimile transmission, when electronic confirmation is received by the transmitting party, to the relevant party at its address indicated below:

           Buyer and Sub:                       RailAmerica, Inc.
                                                5300 Broken Sound Blvd., NW
                                                Boca Raton, Florida 33487
                                                Attn:  John T. White, Esq.
                                                Fax:  (561) 994-3929

           With a copy to:                      Greenberg Traurig, P.A.
                                                1221 Brickell Avenue
                                                Miami, Florida  33131
                                                Attn:  Fern S. Watts, Esq.
                                                Fax:  (305) 579-0717

           The Company:                         StatesRail, Inc.
                                                7557 Rambler Road, Suite 280
                                                Dallas, Texas 75231
                                                Attn: J. Peter Kleifgen
                                                Fax:(214) 691-2582

           With a copy to:                      Warren W. Garden, Esq.
                                                Fish & Richardson P.C.
                                                1717 Main Street
                                                Suite 5000
                                                Dallas, Texas 75201
                                                Fax:(214) 747-2091

           The Sellers:                         c/o Kauri, Inc.
                                                300 Delaware Avenue
                                                9th Floor
                                                Wilmington, Delaware  19801
                                                Attn:  Francis B. Jacobs
                                                Fax:(302) 552-3128

           With copies to:                      J. Peter Kleifgen
                                                9622 Moss Haven
                                                Dallas, Texas 75231
                                                Fax:(214) 340-0658

                                                and:

                                                Warren W. Garden, Esq.
                                                Fish & Richardson P.C.
                                                1717 Main Street
                                                Suite 5000
                                                Dallas, Texas 75201
                                                Fax:(214) 747-2091

Each party may change its address for purposes of this Section 9.08 by proper notice to the other parties. Sellers hereby acknowledge and agree that, in giving notice to any or all of the Sellers, Buyer need only deliver one copy of such notice to Kauri (who shall be responsible for delivering copies of such notice to the Sellers).

         9.09. PUBLIC ANNOUNCEMENT. Except as required by applicable law, all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby must be approved by Buyer and Kauri prior to publication.

         9.10. WAIVER OF CERTAIN RIGHTS. Each Seller hereby waives any rights of first refusal, preemptive rights or other rights of any nature whatsoever which the Company or such Seller may have to purchase any of the Company Shares or other capital stock or equity securities of any nature of the Company or the Subsidiaries.

         9.11. FURTHER ASSURANCES. At, and from time to time after, the Closing, at the request of Buyer but without further consideration, each Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby.

         9.12. NO THIRD-PARTY BENEFICIARIES. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

         9.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.14. PREVAILING PARTY. If any legal action, arbitration or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         9.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile signature shall be deemed an original.

         9.16. DISPUTE RESOLUTION. If the parties should have a dispute arising out of or relating to this Agreement or the parties' respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the others a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section; (ii) during the forty-five (45) day period following the delivery of the notice described in clause (i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation; and (iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then within thirty (30) days after the period described in clause (ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Miami, Florida in accordance with the then existing rules (the "RULES") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that the law applicable to any controversy shall be the law of the State of Delaware, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (i) discovery shall be allowed and




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

governed by the applicable Delaware code of civil procedure and (ii) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one (1) of whom shall be appointed by each of the respective parties and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two (2) party-appointed arbitrators. In the event of failure of said two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three (3) member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than forty-five (45) days. Notwithstanding the foregoing, the request by any party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of Florida or the U.S. District Court in Florida. Notwithstanding the foregoing, any actions for specific performance, including for injunctive relief, may be brought before a court of competent jurisdiction.

         9.17. REMEDIES IN INDEMNIFICATION AGREEMENT CONTROL. Notwithstanding any provision in this Agreement to the contrary, but except for the right to seek specific performance of any of the agreements contained herein, from and after the Effective Time the remedies of the parties specifically provided for by the Indemnification Agreement shall be the sole and exclusive remedies of the parties for (a) any breach or inaccuracy of the representations and warranties contained in this Agreement or in any document furnished or delivered pursuant hereto, (b) the failure to perform any covenants, agreements or obligations contained in this Agreement or in any document furnished or delivered pursuant hereto, or (c) any Loss (as defined in the Indemnification Agreement) relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to this Agreement or to any other agreement or document furnished or delivered pursuant hereto. In the event of any conflict between or among the provisions set forth in this Agreement and the provisions set forth in the Indemnification Agreement, the provisions set forth in the Indemnification Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                     RAILAMERICA, INC.

                     By: /s/ GARY O. MARINO
                        ------------------------------------------------------
                             Gary O. Marino, CHAIRMAN, PRESIDENT & CEO

                     STATESRAIL ACQUISITION CORP.

                     By: /s/ GARY O. MARINO
                        ------------------------------------------------------
                             Gary O. Marino, CHAIRMAN, PRESIDENT & CEO

                     STATESRAIL, INC.

                     By: /s/ J. PETER KLIEFGEN
                        ------------------------------------------------------
                             J. Peter Kleifgen, PRESIDENT & CEO

                     THE SELLERS:

                     KAURI, INC.

                     By: /s/ FRANCIS B. JACOBS
                        ------------------------------------------------------
                             Francis B. Jacobs, PRESIDENT


                     /s/ J. PETER KLIEFGEN
                     ---------------------------------------------------------
                         J. Peter Kleifgen


                      /s/ DAVID L. WIDENER
                     ---------------------------------------------------------
                          David L. Widener

                     THE KATHERINE D. JACULLO 1993 CHILDREN'S IRREVOCABLE
                     TRUST

                     By: /s/ GEORGE P. ALBERCINI
                        ------------------------------------------------------
                             George P. Alberici, TRUSTEE

                      /s/ WILLIAM P. NICOLETTI
                     ---------------------------------------------------------
                          William P. Nicoletti


                      /s/ JAMES S. SHAFFER
                     ---------------------------------------------------------
                          James S. Shaffer


                      /s/ DANIEL A. LOVELADY
                     ---------------------------------------------------------
                          Daniel A. Lovelady


                      /s/ MICHAEL A. HAEG
                     ---------------------------------------------------------
                          Michael A. Haeg

                                  SCHEDULE 3.02

Prior to Closing, Buyer and Sub shall be required to get a waiver and consent by the "Required Lenders" under that certain Credit Agreement, dated as of February 4, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time), by and among Buyer, its subsidiaries and the lenders signatory thereto.






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